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 FROM: EQK GREEN ACRES TRUST (NYSE:EGA)
       Suite 800
       One Tower Bridge
       W. Conshohocken, PA   19428

       Contact:  Myles H. Tanenbaum
                 President

               W. CONSHOHOCKEN, PA - EQK GREEN ACRES TRUST
                      ANNOUNCES CHANGE IN NAME TO
        ARBOR PROPERTY TRUST EFFECTIVE FOR TRADING ON MAY 16, 1994

FOR IMMEDIATE RELEASE
Thursday, May 5, 1994

     Pursuant to an amendment to the Certificate of Trust approved by the Managing Trustees and filed with the Secretary of State of the State of Delaware, EQK Green Acres Trust changed its name to Arbor Property Trust. Trading will begin under the new name on the New York Stock Exchange on May 16, 1994 under the symbol ABR.

     The Managing Trustees approved the change in the name of the Trust because its portfolio will no longer be limited to Green Acres Mall and the letters "EQK" were no longer representative.

     The Company owns and operates Green Acres Mall, a super-regional shopping mall, and the Plaza at Green Acres, an adjoining convenience center, located in Nassau County, Long Island, New York. The Company is now involved in negotiations relating to the acquisition of two multi-department store regional shopping malls.